optionsXpress Announces Fourth Quarter and Full Year 2008 Results

CHICAGO, IL, January 29, 2009 – optionsXpress Holdings, Inc. (NasdaqGS: OXPS) today reported results for the three months and full year ended December 31, 2008.

Highlights from the fourth quarter 2008 included:

•	Revenues of $57.3 million, a 17% decrease year-over-year

•	Net income of $19.2 million, or $0.32 per diluted share

•	Record daily average revenue trades (DARTs) of 51,400, a 24% increase year-over-year

•	Net new account growth of 13,400

Highlights from the full year 2008 included:

•	Revenues of $246.6 million, flat year-over-year

•	Net income of $90.3 million, or $1.49 per diluted share

•	Ending accounts of 318,600, a 21% increase year-over-year

•	$4.9 billion in customer assets on December 31, 2008, a 15% decrease year-over-year

“While 2008 was one of the most challenging years the financial markets have seen, our resilient business model performed well,” commented David Fisher, Chief Executive Officer of optionsXpress. “The fourth quarter in particular saw sharp spikes in volatility and dramatic government actions. Facing these conditions, our customers were comforted by our high-quality investor education, the stability of our platform and the powerful tools we put at their disposal and continued to use options and futures as part of their long term investing strategies. Our customer assets held up well throughout the turmoil, declining only 8% during the quarter and 15% during the year, compared to S&P 500 declines of 22% during the quarter and 38% for the year. This strength in customer assets positions us well for the future. “

For the fourth quarter, retail DARTs of 35,000 declined by 16% from the fourth quarter of 2007, and were down 3% from the third quarter. Institutional DARTs were 16,400 in the fourth quarter, up 39% from the third quarter. Trades per account on an annualized basis were 42, up from 41 in the fourth quarter of 2007, and 41 in the third quarter of 2008. Net revenues decreased 17% versus the fourth quarter of 2007 and 14% versus the third quarter of 2008. Resulting net income was $19.2 million, or $0.32 per share on a diluted basis, a 31% decrease from $28.0 million in the fourth quarter of 2007.

At the end of 2008, total customer accounts were 318,600, up 21% from 2007. Total customer assets at year-end 2008 were $4.9 billion, down 15% from year-end 2007 customer assets of $5.8 billion. Commission revenues for 2008 were $167.6 million, up 9% from 2007. 2008 full year total net revenues were $246.6 million, which was slightly lower than net revenues of $247.0 million in 2007, and 2008 full year earnings per share were $1.49, a 4% decrease versus earnings per share of $1.55 in 2007.

“We maintained industry leading pre-tax margins of 57% in 2008 despite significant interest rate headwinds, which drove net interest revenues down 19% compared to 2007,” said Adam DeWitt, Chief Financial Officer of optionsXpress. “Additionally, our strong balance sheet, excellent cash flow and lack of debt provide us significant capital flexibility to pursue ways to create value for our shareholders, including strategic acquisitions.”

During the quarter, optionsXpress announced a dividend of $0.08 per share. The total amount of the dividend was approximately $4.7 million and was paid to shareholders on December 30, 2008.

Outlook
“While we acknowledge that market challenges are likely to persist into 2009, we remain confident in our prospects for long-term growth. Our platform helped our customers navigate the market turbulence in 2008 and we believe it will help our customers remain resilient in 2009,” continued Mr. Fisher.  “We also believe that self-directed retail investors will increasingly turn to options and futures in their personal investing strategies.  To support this trend at optionsXpress, we will continue to develop education, tools and products that appeal to a wide range of investors from beginners to experts.”

Conference Call
A conference call will be broadcast live on Thursday, January 29, 2009, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) in the Investor Relations section of optionsXpress’ website at http://www.optionsxpress.com/investor. An online replay will be available approximately two hours after the call and can be accessed in the Investor Relations’ Calendar of Events portion of the website.

About optionsXpress Holdings, Inc.
optionsXpress Holdings, Inc., a pioneer in equity options and futures trading, offers an innovative suite of online brokerage services for investor education, strategy evaluation and trade execution. optionsXpress Holdings subsidiaries include optionsXpress, Inc., a retail online brokerage specializing in options and futures, brokersXpress, LLC, an online trading and reporting platform for independent investment professionals, and Open E Cry, LLC, an innovative futures broker offering direct access futures trading for high volume commodities and futures traders through its proprietary software platform. Barron’s named optionsXpress the number one online broker for four years in a row (2003 to 2006) and Kiplinger’s Personal Finance named it the top discount broker in 2006.

More information can be found in the Investor Relations section of optionsXpress’ website at http://www.optionsxpress.com/investor.

Safe Harbor
This press release may contain forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks. We urge you to carefully consider these risks in evaluating the information in this press release, including risks related to general economic conditions, regulatory developments, the competitive landscape, the volume of securities trading generally or by our customers specifically and other risks described in our filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

FOR FURTHER INFORMATION:
Investor Inquiries:	Media Inquiries:
Victoria Paris FD (312) 553-6715	Marissa Wolf FD (212) 850-5629

optionsXpress Holdings, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(Unaudited)

	Three Months Ended		Change
	12/31/2008	12/31/2007	$	%
Revenues:
Commissions	$42,581	$43,996	($1,415)	(3%)
Interest revenue and fees	7,894	17,047	(9,153)	(54%)
Interest expense	(152)	(1,806)	1,654	(92%)

Net interest revenue and fees	7,742	15,241	(7,499)	(49%)
Other brokerage related revenue	6,397	8,780	(2,383)	(27%)
Other income	597	796	(199)	(25%)

Net revenues	$57,317	$68,813	($11,496)	(17%)

Expenses:
Compensation and benefits	6,880	6,666	214	3%
Brokerage, clearing and other related expenses	8,022	5,077	2,945	58%
Advertising	5,866	4,235	1,631	39%
Quotation services	1,399	2,018	(619)	(31%)
Depreciation and amortization	1,982	1,569	413	26%
Technology and telecommunications	1,252	898	354	39%
Other	2,811	2,803	8	0%

Total expenses	$28,212	$23,266	$4,946	21%

Income before income taxes	29,105	45,547	(16,442)	(36%)
Income taxes	9,921	17,544	(7,623)	(43%)

Net income	$19,184	$28,003	($8,819)	(31%)

Basic earnings per share	$0.32	$0.44	($0.12)	(27%)
Diluted earnings per share	$0.32	$0.44	($0.12)	(27%)

Weighted average shares
outstanding — basic	59,660	63,000	(3,340)	(5%)
Weighted average shares
outstanding — diluted	59,746	63,219	(3,473)	(5%)

	Twelve Months Ended		Change
	12/31/2008	12/31/2007	$	%
Revenues:
Commissions	$167,562	$153,913	$13,649	9%
Interest revenue and fees	46,956	62,493	(15,537)	(25%)
Interest expense	(1,794)	(7,015)	5,221	(74%)

Net interest revenue and fees	45,162	55,478	(10,316)	(19%)
Other brokerage related revenue	30,832	35,389	(4,557)	(13%)
Other income	3,002	2,250	752	33%

Net revenues	$246,558	$247,030	($472)	(0%)

Expenses:
Compensation and benefits	28,571	26,499	2,072	8%
Brokerage, clearing and other related expenses	27,675	19,910	7,765	39%
Advertising	20,716	14,816	5,900	40%
Quotation services	6,594	7,579	(985)	(13%)
Depreciation and amortization	7,423	5,710	1,713	30%
Technology and telecommunications	4,226	3,593	633	18%
Other	10,030	9,374	656	7%

Total expenses	$105,235	$87,481	$17,754	20%

Income before income taxes	141,323	159,549	(18,226)	(11%)
Income taxes	51,008	61,830	(10,822)	(18%)

Net income	$90,315	$97,719	($7,404)	(8%)

Basic earnings per share	$1.49	$1.55	($0.06)	(4%)
Diluted earnings per share	$1.49	$1.55	($0.06)	(4%)

Weighted average shares
outstanding — basic	60,566	62,923	(2,357)	(4%)
Weighted average shares
outstanding — diluted	60,720	63,131	(2,411)	(4%)

optionsXpress Holdings, Inc.
Consolidated Balance Sheets
In thousands
(Unaudited)

	Period Ended		Change
	12/31/2008	12/31/2007	$	%
Assets:
Cash and cash equivalents	$114,450	$70,492	$43,958	62%
Investments in securities	89,937	158,175	(68,238)	(43%)
Cash and Investments segregated
in compliance with federal regulations	427,669	599,059	(171,390)	(29%)
Receivables from brokerage customers, net	137,502	207,417	(69,915)	(34%)
Receivables from brokers, dealers and
clearing organizations	15,621	37,044	(21,423)	(58%)
Deposits with clearing organizations	108,409	28,334	80,075	283%
Fixed assets, net	12,979	12,878	101	1%
Goodwill	44,234	28,616	15,618	55%
Other intangible assets, net	4,569	3,900	669	17%
Other assets	16,963	9,596	7,367	77%

Total assets	$972,333	$1,155,511	($183,178)	(16%)

Liabilities and stockholders’ equity:
Liabilities
Payables to brokerage customers	$675,872	$851,130	($175,258)	(21%)
Payables to brokers, dealers and clearing
organizations	293	8,002	(7,709)	(96%)
Accounts payable and accrued liabilities	28,253	15,734	12,519	80%
Current and deferred income taxes	25	2,937	(2,912)	(99%)

Total liabilities	704,443	877,803	(173,360)	(20%)
Stockholders’ equity	267,890	277,708	(9,818)	(4%)
Total liabilities and stockholders’
equity	$972,333	$1,155,511	($183,178)	(16%)

optionsXpress Holdings, Inc.
Statistical Operating Data

	Three Months Ended		Change
	12/31/2008	12/31/2007	$ or #	%
Number of customer accounts
(at period end)(1)	318,600	262,400	56,200	21%
Daily average revenue trades (‘‘DARTs’’) (2)
Retail DARTs	35,000	41,500	(6,500)	(16%)
Institutional DARTs (3)	16,400	n/a	n/a	n/a

Total DARTs	51,400	41,500	9,900	24%
Customer trades per account (3)	42	41	1	2%
Average commission per trade	$13.14	$16.83	($3.69)	(22%)
Option trades as a % of total trades	40%	68%	(28%)
Advertising expense per net new
customer account (4)	$438	$290	$148	51%
Total client assets (000s)	$4,898,346	$5,764,740	($866,394)	(15%)
Client margin balances (000s)	$129,171	$220,833	($91,662)	(42%)

	Twelve Months Ended		Change
	12/31/2008	12/31/2007	$ or #	%
Number of customer accounts
(at period end)(1)	318,600	262,400	56,200	21%
Daily average revenue trades (‘‘DARTs’’) (2)
Retail DARTs	36,500	35,500	1,000	3%
Institutional DARTs (3)	7,100	n/a	n/a	n/a

Total DARTs	43,600	35,500	8,100	23%
Customer trades per account (3)	38	38	-	—
Average commission per trade	$15.27	$17.38	($2.11)	(12%)
Option trades as a % of total trades	53%	67%	(14%)	0%
Advertising expense per net new
customer account (4)	$388	$304	$84	28%
Total client assets (000s)	$4,898,346	$5,764,740	($866,394)	(15%)
Client margin balances (000s)	$129,171	$220,833	($91,662)	(42%)

(1) Customer accounts are open, numbered accounts.
(2) DARTs are total revenue-generating trades for a period divided by the number of trading days in that period.
(3) Includes all Open E Cry and other institutional revenue-generating trades beginning in July 2008.
(4) Customer trades per account are total trades divided by the average number of total customer accounts during the period. Customer trades are annualized.
(5) Calculated based on total net new customer accounts opened during the period.